Exhibit 25

Amended and Restated Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of Class A Common Stock, par value $0.01, of Via Renewables, Inc., Inc., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of January 2, 2024.

/s/ W. Keith Maxwell
W. Keith Maxwell III

TxEx Energy Investments, LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
Chief Executive Officer

Retailco, LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
Chief Executive Officer

Electric Holdco, LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
Chief Executive Officer

NuDevco Retail Holdings, LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
Chief Executive Officer

NuDevco Retail, LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
Chief Executive Officer

NuRetailco LLC

By	/s/ W. Keith Maxwell
W. Keith Maxwell III
President